Exhibit 5.1

October 8, 2025

Board of Directors
626 Bancroft Way
Suite A
Berkeley, CA 94710

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Profusa, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and resale by the selling stockholders (the “Selling Stockholders”) of up to 42,594,048 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), comprising: (a) up to 382,500 shares of Common Stock (the “Settlement Shares”) issued to certain parties in satisfaction of transaction costs incurred in connection with the business combination completed by the Company on July 11, 2025, and (b) up to 42,211,548 shares of Common Stock (the “Purchase Shares”) that the Company may elect, in its sole discretion to issue and sell to the Selling Stockholder from time to time after the effective date of the Registration Statement, including the related prospectus contained therein and forming a part thereof (the “Prospectus”), pursuant to and subject to the satisfaction of the conditions contained in the purchase agreement between the Company and the Selling Stockholder, dated as of July 28, 2025 (the “Purchase Agreement”) as described in the Prospectus.

In connection with our opinion, we have examined (i) Amended and Restated Articles of Incorporation of the Company in the form filed as an Exhibit to the Registration Statement, as filed with the Secretary of State of the State of Delaware on July 11, 2025; (ii) the Bylaws of the Company in the form filed as Exhibit 3.3 to the Registration Statement, as filed with the Commission on September 17, 2025; (iii) the amendment to the Bylaws of the Company in the form filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 7, 2025; (iv) the Purchase Agreement; (v) the Registration Rights Agreement, between the Company and the Selling Stockholder dated as of July 28, 2025 (the “Registration Rights Agreement”) in the form filed as Exhibit 10.20 to the Registration Statement; (vi) the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

October 8, 2025 Page 2

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.	The Settlement Shares are duly authorized, validly issued, fully paid and nonassessable; and

2.	The Purchase Shares, when sold and issued by the Company and delivered against payment therefor in accordance with the terms and conditions of the Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the Corporations Code of the State of Delaware, including all Delaware statutes and all Delaware court decisions that affect the interpretation of such Corporations Code, as of the date hereof. This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ArentFox Schiff LLP